EXHIBIT 16.a

DECORIA, MAICHEL & TEAGUE A PROFESSIONAL SERVICES FIRM

October 30, 2003

Securities and Exchange Commission

450 Fifth Street N.W.

Washington D.C. 20549

Gentlemen:

We have read the statements of QUAD METALS CORPORATION Form 8-K dated October 30, 2003, and agree with the registrant’s comments made in the first four paragraphs of Item 4, as reported. With respect to the information in the fifth paragraph of Item 4, we have no information to agree or disagree with the comments made.

Sincerely,

/s/DeCoria, Maichel & Teague P.S.

DeCoria, Maichel & Teague P.S.